UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a -101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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EPOCRATES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following materials were first used by Epocrates, Inc. on January 7, 2012, (Pacific Time) in discussing the proposed transaction referred to in the material below with its employees, customers, investors and/or vendors and Epocrates may use these materials in the future for similar purposes:

Epocrates commercial client FAQs:

Q:  What does this mean for me?  What does the new parent bring to the table that will make the relationship more interesting for me?

A:  athenahealth, Inc. is a leading provider of cloud-based Best in KLAS electronic health record (EHR), practice management, and care coordination services to medical groups and health systems.  Together, the companies are uniquely positioned to introduce improved point-of-care, mobile applications that will redefine accessibility of information for care givers as they diagnose and treat patients, which will create new opportunities for sponsors to engage with an expanded network, including the entire care teams.

Q:  Will I have to negotiate new contract terms with the new parent?

A:  athenahealth will honor the current contracts that have been negotiated by Epocrates.

Q:  Will I continue working with the same team as I’ve worked with historically?

A:  The two companies will continue to operate independently until closing of the transaction.  Even after closing, we do not anticipate significant account changes.  Epocrates clients will continue to be supported by the teams they’ve come to know and rely on.

Q:  Will I be working with sales execs athenahealth?

A:  The two companies will continue to operate independently until closing of the transaction. Even after closing, we do not anticipate significant account changes. Epocrates clients will continue to be supported by the teams they’ve come to know and rely on.

Q:  Does this mean I can expect more product innovation?

A:  Together, athenahealth and Epocrates will pioneer new mobile workflows to improve provider efficiency and support care delivery outcomes. Initial efforts will focus on expanding Epocrates’ set of look-up tools to include care coordination capabilities, provider-to-provider secure texting and easily accessible and up to date, mobile physician directories.

Q:  Will existing products continue to be supported?

A:  We do not expect any immediate impact to services provided (both to physicians and pharma clients). As a part of Epocrates’ standard operating procedure, we will continue to fortify existing product offerings, divest from products where appropriate and invest in new offerings to meet the evolving needs of our customers.

Q:  How has the network reacted to the news?

A:  We believe the network will see the strength in the combination of these two companies. Combined, we will be well positioned to introduce improved point-of-care, mobile applications that will redefine accessibility of information for care givers as they diagnose and treat patients.

Epocrates Member FAQs

Q: What does this mean for me?

A:  You can expect the same high level of service and quality that you have come to expect from Epocrates. In the future, the added benefit of athena’s expertise and resources will deliver new mobile workflows that provide improved efficiency and support care delivery outcomes for you and your practice. Initial efforts will focus on expanding Epocrates’ set of look-up tools to include care coordination capabilities, provider-to-provider secure texting and easily accessible and up to date, mobile physician directories.

Q: Will the products/pricing I currently am enjoying remain intact?

A:  Yes, the current plan is to maintain the current Epocrates pricing and products, and together, will explore new areas for mobile innovation, service and application.

Q: Will the product continue to be supported? Does my support protocol change?

A: Yes, we are committed to providing continued topnotch service and support for your products through the existing Epocrates Customer and Technical Support team.

Q: Will the product continue to evolve? What innovation can I expect given the new parent?

A: Yes, we anticipate the combination of Epocrates’ best-in-class mobile expertise and the power of athenahealth’s cloud-based services will redefine providers’ mobile clinical workflow. Initial efforts will focus on expanding Epocrates’ set of look-up tools to include care coordination capabilities, provider-to-provider secure texting and easily accessible and up to date, mobile physician directories.

Q: Will I have to purchase athenahealth products in order to utilize the Epocrates products? What if I don’t use athenahealth, can I still use Epocrates products?

A: Epocrates products will still be available as a standalone mobile offering and athenahealth will continue to serve the broad physician community, which has come to know, trust, rely upon, and love Epocrates’ mobile toolset.

Q: Can I expect to have the same level of communication with the new parent?

A: The two companies will continue to operate independently until closing of the transaction.  After closing, you will receive relevant communications from athenahealth, but your primarily relationship with remain intact with Epocrates.

Q: Do I get a discount with athena products now?

A: We welcome any of Epocrates’ customers to try athenahealth products and are open to looking at pricing options.

Additional Information and Where to Find It.

In connection with the acquisition of Epocrates, Inc. (“Epocrates”) by athenahealth, Inc. (“athenahealth”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), Epocrates will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials in connection with the proposed transaction.  Epocrates will also mail the proxy statement to Epocrates stockholders.  athenahealth and Epocrates urge investors and security holders to read the proxy statement and the other relevant material when they become available because these materials will contain important information about athenahealth, Epocrates, and the proposed transaction.  The proxy statement and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, free copies of the documents filed with the SEC by athenahealth will be available on the “Investors” portion of athenahealth’s website at www.athenahealth.com.  Free copies of the documents filed with the SEC by Epocrates will be available on the “Investor Relations” portion of Epocrates’ website at www.epocrates.com.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

athenahealth, Epocrates Merger Sub, Inc. (“MergerSub”), Epocrates, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Epocrates in connection with the Merger.  Information about those executive officers and directors of athenahealth is set forth in athenahealth’s proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 26, 2012, and is supplemented by other public filings made, and to be made, with the SEC.  Information about those executive officers and directors of Epocrates and their ownership of Epocrates common stock is set forth in Epocrates’ proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on August 30, 2012, and will be included in Epocrates’ proxy statement to be filed with the SEC in connection with the proposed transaction as described above, and is supplemented by other public filings made, and to be made, with the SEC.  Investors and security holders may obtain additional information regarding the direct and indirect interests of athenahealth, MergerSub, Epocrates, and their respective executive officers and directors in the Merger by reading the proxy statements and the other filings and documents referred to above.  This communication does not constitute an offer of any securities for sale.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements relating to the consummation of the Merger, plans for and benefits of the companies’ combined services, and other statements that are regarding future events and not historical facts.  The forward-looking statements included herein represent the current judgment and expectations of the respective companies, but actual results are subject to risks and uncertainties and could differ materially from those expressed or implied by forward-looking statements.  Neither Epocrates nor athenahealth intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws.

The potential risks and uncertainties include: uncertainties as to the timing of the Merger; the risk that Epocrates stockholders fail to approve the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the risk that the synergies expected by athenahealth and Epocrates are not realized; and the risk that the integration of the two companies and their respective products may not occur as expected.  These and other risks and uncertainties, which are described in more detail in Epocrates’ and athenahealth’s most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.